Exhibit 99.4

LETTER TO BENEFICIAL HOLDERS

REGARDING THE

OFFER TO EXCHANGE

6.750% SENIOR NOTES DUE 2027 AND RELATED GUARANTEES

FOR

6.750% SENIOR NOTES DUE 2027 AND RELATED GUARANTEES

OF

CENTURY COMMUNITIES, INC.

PURSUANT TO THE PROSPECTUS DATED                 , 2019

144A CUSIP: 156504 AJ1

REG S CUSIP: U15662 AE6

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EVENING OF                 , 2019 (THE 25TH BUSINESS DAY FOLLOWING COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED (THE “EXPIRATION DATE”).

                , 2019

To Our Clients:

Enclosed for your consideration is a prospectus dated                 , 2019 (the “Prospectus”), of Century Communities, Inc., a Delaware corporation (the “Issuer”), and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by the Issuer to exchange up to $500,000,000 aggregate principal amount of any and all of its outstanding privately offered and placed 6.750% Senior Notes due 2027 and related guarantees issued on May 23, 2019 (the “Initial Notes”) for an equal aggregate principal amount of its new 6.750% Senior Notes due 2027 and related guarantees (the “Exchange Notes”) that are registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Initial Notes carried by us for your account or benefit but not registered in your name. A tender of any Initial Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Initial Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Initial Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Initial Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Initial Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on the evening of                 , 2019 (the 25th Business Day Following Commencement of the Exchange Offer), unless extended by the Issuer. Initial Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL HOLDER

OF

6.750% SENIOR NOTES DUE 2027

OF

CENTURY COMMUNITIES, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of Initial Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate principal amount of the Initial Notes held by you for the account of the undersigned is:

$             of Initial Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Initial Notes held by you for the account of the undersigned (insert principal amount of Initial Notes to be tendered, if any):

$ of Initial Notes.

☐	NOT to TENDER any Initial Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Initial Notes, including but not limited to the representations that (i) the undersigned or any beneficial owner of the Initial Notes is acquiring the Exchange Notes in the ordinary course of business of the undersigned (or such beneficial owner), (ii) neither the undersigned nor any beneficial owner is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws, (iii) neither the undersigned nor any beneficial owner has (and, at the time the Exchange Offer is consummated, neither will have) an arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes, (iv) neither the undersigned nor any beneficial owner is an “affiliate” (as such term is defined under Rule 405 promulgated under the Securities Act) of the Issuer or any of the Issuer’s subsidiaries that guarantee the Notes, (v) the undersigned and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters, (vi) a secondary resale transaction described in clause (v) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Initial Notes or interests therein originally acquired by such holder directly from the Issuer should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC, and the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Initial Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act).

☐	An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Initial Notes outside the United States in accordance with Rule 904 under the Securities Act.

☐	Other (describe):

SIGN HERE

Name(s) of Beneficial Owner(s):

Signature(s):

Address:

Telephone Number (Including Area Code):

Tax Identification or Social Security Number:

Date: , 2019

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